UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In preparation for the potential launch of Contrave®, on November 13, 2013, Orexigen Therapeutics, Inc. (the “Company”) and Patheon Pharmaceuticals Inc. and Patheon Inc. (collectively, “Patheon”) entered into Amendment No. 1 (the “Amendment”) to the Manufacturing Services Agreement, dated March 12, 2010, between the Company and Patheon (the “Agreement”). Pursuant to the Amendment, among other things, the Company and Patheon revised the prices payable for the Contrave products delivered by Patheon, updated the specifications for the Contrave products to be manufactured by Patheon, and made a number of clarifications intended to harmonize the Agreement with Orexigen’s manufacturing and commercialization plans for Contrave in the U.S., including clarifying the Company’s obligation to purchase Contrave products intended for commercial sale from Patheon.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the Amendment, a copy of which the Company intends to file with its Annual Report on Form 10-K for the year ending December 31, 2013, requesting confidential treatment for certain portions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: November 15, 2013	By:	/s/ Joseph P. Hagan
	Name:	Joseph P. Hagan
	Title:	Chief Business Officer